Exhibit 23.4

[LETTERHEAD OF SANDLER O’NEILL & PARTNERS, L.P.]

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent the use of our opinion letter dated December 12, 2007 to the Board of Directors of Eagle Bancorp, Inc. (“Eagle”) included as Appendix C to the Proxy Statement/Prospectus relating to the proposed merger of Fidelity & Trust Financial Corporation with and into Woodmont Holdings, Inc. contained in this Registration Statement on Form S-4 of Eagle as filed with the Securities and Exchange Commission and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill & Partners, L.P.

SANDLER O’NEILL & PARTNERS, L.P

NEW YORK, NEW YORK

MAY 6, 2008